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                                                                     Exhibit (i)

                                              [LOGO OF RICHARDS LAYTON & FINGER]

                                 August 27, 2010

iShares Trust
c/o BlackRock Fund Advisors
400 Howard Street
San Francisco, CA 94105

     Re:  iShares Trust Funds Identified on Exhibit A

Ladies and Gentlemen:

     We have acted as special Delaware counsel for iShares Trust, a Delaware statutory trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

     For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

     (a) The Certificate of Trust of the Trust, as filed with the office of the Secretary of State of the State of Delaware (the "Secretary of State") on December 16, 1999, as amended and restated by the Restated Certificate of Trust of the Trust (as amended and restated, the "Certificate of Trust"), as filed with the Secretary of State on September 15, 2006;

     (b) The Agreement and Declaration of Trust, dated December 16, 1999, made by the trustee named therein, as amended and restated by the Agreement and Declaration of Trust, dated September 13, 2006, made by the trustees named therein, as further amended and restated by the Amended and Restated Agreement and Declaration of Trust, dated September 24, 2008, made by the trustees named therein, as further amended and restated by the Amended and Restated Agreement and Declaration of Trust, dated September 17, 2009 (as amended and restated on such date, the "Trust Instrument"), made by the trustees named therein;

     (c) Post-Effective Amendment No. 465 (the "Amendment"), to be filed with the Securities and Exchange Commission (the "SEC") on or about the date hereof, to the Trust's Registration Statement on Form N-1A (File Nos. 333-92935 and 811-09729), filed with the SEC on December 16, 1999 (as amended by the Amendment, the "Registration Statement");

     (d) The Amended and Restated By-Laws of the Trust, as approved by the Board of Trustees of the Trust (the "Board") on April 22, 2005, as further amended and restated by the Amended and Restated By-Laws of the Trust, as approved by the Board on December 8, 2006, as further amended and restated by the Amended and Restated By-Laws of the Trust,


                                     . . .

       One Rodney Square . 920 North King Street . Wilmington, DE 19801 .
                     Phone: 302-651-7700 . Fax: 302-651-7701

                                  www.rlf.com

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iShares Trust
August 27, 2010
Page 2

          as approved by the Board on August 13, 2009, as further amended and restated by the Amended and Restated By-Laws of the Trust in effect on the date hereof as approved by the Board on April 20, 2010 (as amended and restated on such date, the "By-laws");

     (e) Copies of certain resolutions adopted by the Board with respect to delegation of naming determinations for series of the Trust to Barclays Global Fund Advisors or any Fund officer;

     (f) Copies of certain resolutions adopted by the Board with respect to the creation of certain series of the Trust (each a "Fund," as identified on Exhibit A attached hereto) and the issuance of certain shares of beneficial interest in such Fund (each, a "Share," and collectively, the "Shares");

     (g) A certificate of an officer of the Trust with respect to certain matters, dated August 27, 2010; and

     (h) A Certificate of Good Standing for the Trust, dated August 27, 2010, obtained from the Secretary of State.

     Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Instrument. The documents identified in paragraphs (e) and (f) above are collectively referred to herein as the "Resolutions."

     For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (h) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (h) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

     With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

     For purposes of this opinion, we have assumed (i) that the Trust Instrument constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Trust Instrument, the By-laws and the Certificate of Trust are in full force and effect and will not be amended, (ii) except to the extent provided in paragraph 1 below, the due organization or

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iShares Trust
August 27, 2010
Page 3

due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties (other than the Trust) to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the payment by each Person to whom a Share has been or is to be issued by the Trust (collectively, the "Shareholders") for such Share, in accordance with the Trust Instrument and the Resolutions and as contemplated by the Registration Statement, and (vii) that the Shares have been and are issued and sold to the Shareholders in accordance with the Trust Instrument and the Resolutions and as contemplated by the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

     This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

     1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. (S) 3801, et. seq.

     2. The Shares of the Trust have been duly authorized and, when issued, will be validly issued, fully paid and nonassessable beneficial interests in the Trust.

     We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,


                                           /s/ Richards, Layton & Finger, P.A.

RJF/AXR

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                                    EXHIBIT A

                                  iSHARES TRUST
                                      FUNDS

iShares FTSE EPRA/NAREIT Developed Asia Index Fund iShares FTSE EPRA/NAREIT Developed Europe Index Fund iShares FTSE EPRA/NAREIT Developed Real Estate ex-U.S. Index Fund iShares FSTE EPRA/NAREIT North America Index Fund iShares FTSE NAREIT Industrial/Office Capped Index Fund iShares FTSE NAREIT Mortgage Plus Capped Index Fund iShares FTSE NAREIT Real Estate 50 Index Fund iShares FTSE NAREIT Residential Plus Capped Index Fund iShares FTSE NAREIT Retail Capped Index Fund iShares Cohen & Steers Realty Majors Index Fund iShares Dow Jones International Select Dividend Index Fund iShares Dow Jones Select Dividend Index Fund iShares Dow Jones Transportation Average Index Fund iShares Dow Jones U.S. Aerospace & Defense Index Fund iShares Dow Jones U.S. Basic Materials Sector Index Fund iShares Dow Jones U.S. Broker-Dealers Index Fund iShares Dow Jones U.S. Consumer Goods Sector Index Fund iShares Dow Jones U.S. Consumer Services Sector Index Fund iShares Dow Jones U.S. Energy Sector Index Fund iShares Dow Jones U.S. Financial Sector Index Fund iShares Dow Jones U.S. Financial Services Index Fund iShares Dow Jones U.S. Healthcare Providers Index Fund iShares Dow Jones U.S. Healthcare Sector Index Fund iShares Dow Jones U.S. Home Construction Index Fund iShares Dow Jones U.S. Index Fund iShares Dow Jones U.S. Industrial Sector Index Fund iShares Dow Jones U.S. Insurance Index Fund iShares Dow Jones U.S. Medical Devices Index Fund iShares Dow Jones U.S. Oil & Gas Exploration & Production Index Fund iShares Dow Jones U.S. Oil Equipment & Services Index Fund iShares Dow Jones U.S. Pharmaceuticals Index Fund iShares Dow Jones U.S. Real Estate Index Fund iShares Dow Jones U.S. Regional Banks Index Fund iShares Dow Jones U.S. Technology Sector Index Fund iShares Dow Jones U.S. Telecommunications Sector Index Fund iShares Dow Jones U.S. Utilities Sector Index Fund iShares FTSE KLD 400 Social Index Fund/1/ iShares FTSE KLD Select Social Index Fund/2/
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/1/  Pursuant to the Amendment, the name of iShares FTSE KLD 400 Social Index
     Fund will be changed to iShares MSCI KLD 400 Social Index Fund on September 1, 2010.

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iShares Morningstar Large Core Index Fund
iShares Morningstar Large Growth Index Fund iShares Morningstar Large Value Index Fund iShares Morningstar Mid Core Index Fund iShares Morningstar Mid Growth Index Fund iShares Morningstar Mid Value Index Fund iShares Morningstar Small Core Index Fund iShares Morningstar Small Growth Index Fund iShares Morningstar Small Value Index Fund
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/2/  Pursuant to the Amendment, the name of iShares FTSE KLD Select Social Index
     Fund will be changed to iShares MSCI USA ESG Select Social Index Fund on September 1, 2010.